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                                                                  EXHIBIT 4.12.2

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                   CHANCELLOR MEDIA CORPORATION OF LOS ANGELES

                                   as Obligor

                                       AND

                           the Guarantors named herein

                                       AND

                              THE BANK OF NEW YORK,

                                   as Trustee

                            -------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of August 23, 1999

                                       to

                                    Indenture

                          Dated as of November 17, 1998

                           --------------------------

                                  $750,000,000

                                 8% Senior Notes

                                    due 2008


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         FIRST SUPPLEMENTAL INDENTURE dated as of August 23, 1999, among
CHANCELLOR MEDIA CORPORATION OF LOS ANGELES, a Delaware corporation (the "Company"), the current subsidiary guarantors listed on Schedule I hereto (collectively, the "Current Subsidiary Guarantors"), the new subsidiary guarantors listed on Schedule II hereto (collectively, the "New Subsidiary Guarantors") and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee").

         WHEREAS, the Company and the Current Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of November 17, 1998 (the "Indenture"), providing for the issuance of $750,000,000 aggregate principal amount 8% Senior Notes due 2008 (the "Notes"); and

         WHEREAS, the Company, the Current Subsidiary Guarantors, the New Subsidiary Guarantors and the Trustee desire by this First Supplemental Indenture (i) to cure an ambiguity, defect or inconsistency in the Indenture without the consent of the Holders of the Securities pursuant to section 9.01 thereof and (ii) to add the New Subsidiary Guarantors as guarantors pursuant to the terms of the Indenture, including Sections 4.19, 9.01 and 11.03 thereof; and

         WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by resolutions of the Boards of Directors of the Company, each of the Current Subsidiary Guarantors, and each of the New Subsidiary Guarantors; and

         WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

         NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the holders of the Notes, as follows:

                                   ARTICLE I.

                     ASSUMPTION OF OBLIGATIONS AS GUARANTOR

     Section 1.01. Assumption. Each of the New Subsidiary Guarantors hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of a Guarantor in the Indenture as of the date of this First Supplemental Indenture, and also hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of a Guarantor in each Note outstanding on the date of this First Supplemental Indenture.


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                                   ARTICLE IA.

                                   AMENDMENTS

     Section 1A.01. Amendments. The first paragraph of Section 6(a) of the Form of Global Security attached to the Indenture as Exhibit A-1 is hereby amended and restated in its entirety as follows:

                  "The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined below), if greater than zero, as of, and accrued and unpaid interest, if any, to the date of redemption (the "Redemption Date") (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date in respect of then outstanding Securities)."



                                   ARTICLE II.

                            MISCELLANEOUS PROVISIONS

     Section 2.01. Terms Defined. For all purposes of this First Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this First Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

     Section 2.02. Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

     Section 2.03. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     Section 2.04. Successors. All agreements of the Company, the Current Subsidiary Guarantors and the New Subsidiary Guarantors in this First Supplemental Indenture and the Notes shall bind their successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

     Section 2.05. Duplicate Originals. All parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

     Section 2.06. Severability. In case any one or more of the provisions in this First Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and


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of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     Section 2.07. Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, the Current Subsidiary Guarantors and the New Subsidiary Guarantors, or for or with respect to (i) the validity or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company, the Current Subsidiary Guarantors and the New Subsidiary Guarantors by corporate action or otherwise, (iii) the due execution hereof by the Company, the Current Subsidiary Guarantors and the New Subsidiary Guarantors or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

     Section 2.08. Effectiveness. This First Supplemental Indenture shall become effective, once executed, upon receipt by the Trustee of a certificate of an appropriate officer of the Company; and an opinion of Weil, Gotshal & Manges LLP, counsel to the Company, each of which shall be dated no earlier than the date hereof.

            (THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)


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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the day and year written above.


                                     CHANCELLOR MEDIA CORPORATION OF
                                     LOS ANGELES, as Obligor

                                     /s/ William S. Banowsky, Jr.
                                     -------------------------------------------
                                     By:      William S. Banowsky, Jr.
                                     Title:   Executive Vice President

Attest:  /s/
         ----------------------------


                                     On Behalf of Each of the Current Subsidiary
                                     Guarantors Listed on Schedule I hereto


                                     /s/ William S. Banowsky, Jr.
                                     -------------------------------------------
                                     By:      William S. Banowsky, Jr.
                                     Title:   Executive Vice President

Attest:  /s/
         ----------------------------

                                     On Behalf of Each of the New Subsidiary
                                     Guarantors Listed on Schedule II hereto


                                     /s/ William S. Banowsky, Jr.
                                     -------------------------------------------
                                     By:      William S. Banowsky, Jr.
                                     Title:   Executive Vice President

Attest:  /s/
         ----------------------------


                                     THE BANK OF NEW YORK,
                                     as Trustee

                                     /s/ Remo J. Reale
                                     -------------------------------------------
                                     By:      Remo J. Reale
                                     Title:   Vice President

Attest:  /s/
         ----------------------------


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                                   SCHEDULE I

                          CURRENT SUBSIDIARY GUARANTORS
                     (ALL SUBSIDIARY GUARANTORS ARE DELAWARE
                  CORPORATIONS EXCEPT AS EXPRESSLY INDICATED)

Amcast Radio Sales, Inc.
The AMFM Radio Networks, Inc.
Broadcast Architecture, Inc. (a Massachusetts corporation)
Chancellor Media Air Services Corporation
Chancellor Media Corporation of California
Chancellor Media Corporation of Charlotte
Chancellor Media Corporation of Houston
Chancellor Media Corporation of Illinois
Chancellor Media Corporation of Massachusetts
Chancellor Media Corporation of Miami
Chancellor Media Corporation of Michigan
Chancellor Media Corporation of New York
Chancellor Media Corporation of St. Louis
Chancellor Media Corporation of the Keystone State
Chancellor Media Corporation of The Lone Star State
Chancellor Media Corporation of Washington, D.C.
Chancellor Media Licensee Company
Chancellor Media Martin Corporation
Chancellor Media MW Sign Corporation
Chancellor Media Nevada Sign Corporation
Chancellor Media of Houston Limited Partnership (a Delaware limited partnership) Chancellor Media Outdoor Corporation
Chancellor Media Pennsylvania License Corp.
Chancellor Media Radio Licenses, LLC (a Delaware limited liability company) Chancellor Media/Riverside Broadcasting Co., Inc.
Chancellor Media/Shamrock Broadcasting, Inc.
Chancellor Media/Shamrock Broadcasting of Texas, Inc. (a Texas corporation) Chancellor Media/Shamrock Radio Licenses, LLC (a Delaware limited liability company)
Chancellor Media/WAXQ, Inc.
Chancellor Media Whiteco Outdoor Corporation
Christal Radio Sales, Inc.
Dowling Company Incorporated (a Virginia corporation)
Eastman Radio Sales, Inc.
Hardin Development Corporation (a Florida corporation)
Katz Cable Corporation
Katz Communications, Inc.
Katz Media Corporation
Katz Millennium Marketing, Inc.
KIOI License Corp.
KLOL License Limited Partnership (a Delaware limited partnership)


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KZPS/KDGE License Corp.
Martin Media (a California limited partnership)
The National Payroll Company, Inc.
Parsons Development Company  (a Florida corporation)
Radio 100, L.L.C. (a Delaware limited liability company)
Revolution Outdoor Advertising, Inc. (a Florida corporation)
Seltel Inc.
WAXQ License Corp.
Western Poster Service, Inc. (a Texas corporation)
WIOQ License Corp.
WLTW License Corp.
WTOP License Limited Partnership (a Delaware limited partnership)


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                                   SCHEDULE II

                            NEW SUBSIDIARY GUARANTORS
       (ALL SUBSIDIARY GUARANTORS ARE DELAWARE LIMITED LIABILITY COMPANIES
                         EXCEPT AS EXPRESSLY INDICATED)

Chancellor Media Corporation of Ohio (a Delaware corporation)
Cleveland Radio Licenses, LLC
Outdoor Promotions West, LLC
Transit America Las Vegas, LLC
Triumph Outdoor Holdings, LLC
Triumph Outdoor Louisiana, LLC
Triumph Outdoor Rhode Island, LLC
Zebra Broadcasting Corporation (an Ohio corporation)



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